UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2010
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Bonnie Circle Corona, California	92880

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (951) 493-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 11, 2010, the Company posted on the “Investors/Quarterly Results” section of its Web site at http://www.watson.com, tables showing adjustments to certain line items of the Company’s Statement of Operations to reconcile GAAP net income to adjusted cash net income for the quarterly periods ended March 31, 2010 and June 30, 2010. Copies of these tables are attached to this report as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.
Additionally, on August 11, 2010, the Company posted on the “Investors” section of its Web site at http://www.watson.com, a table showing a quarterly reconciliation of its GAAP net income and earnings per share to adjusted cash net income and earnings per share from January 1, 2008 through June 30, 2010. A copy of the reconciliation table is attached to this report as Exhibit 99.3 and is incorporated herein by reference.
Adjusted cash net income and cash earnings per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We define adjusted cash net income as net income adjusted for amortization, acquisition and licensing charges, global supply chain initiative (including accelerated depreciation charges associated therewith), favorable settlement of tax related liability, legal settlements and certain special charges that are otherwise included in GAAP net income, including loss (gain) on asset sales/impairment, loss (gain) on security sales and impairment, loss on debt repurchases and income taxes. Cash earnings per share refers to cash net income divided by the number of diluted shares outstanding.
In the quarterly reconciliation tables, the Company included non-GAAP financial measures, as defined in Regulation G promulgated by the U. S. Securities and Exchange Commission. The Company believes that its inclusion of non-GAAP financial measures, including adjusted cash net income and cash earnings per share, provides useful supplementary information to and facilitates analysis by investors in evaluating the Company’s performance and trends. The Company uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. In particular, management believes adjusted cash net income and cash earnings per share serve to highlight the impact that major non-cash and non-routine operating charges have on GAAP net income and earnings per share. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
The information in this report (including the exhibits) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
d. Exhibits:
99.1	Table entitled “Statement of Operations GAAP to Cash Adjustments by Line Item — January 1, 2010 — March 31, 2010.”

99.2	Table entitled “Statement of Operations GAAP to Cash Adjustments by Line Item — April 1, 2010 — June 30, 2010.”

99.3	Table entitled “Reconciliation of GAAP Net Income and EPS to Cash Net Income and EPS.”
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2010	WATSON PHARMACEUTICALS, INC.
	By:	/s/ R. Todd Joyce
R. Todd Joyce
Senior Vice President — Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Table entitled “Statement of Operations GAAP to Cash Adjustments by Line Item — January 1, 2010 — March 31, 2010.”
99.2	Table entitled “Statement of Operations GAAP to Cash Adjustments by Line Item — April 1, 2010 — June 30, 2010.”
99.3	Table entitled “Reconciliation of GAAP Net Income and EPS to Cash Net Income and EPS.”

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